Exhibit 10.98

                PROMISSORY NOTE

$250,000.00                          Commerce,    California
               February 13, 2003


     FOR VALUE RECEIVED, the undersigned, Innovo Group Inc., a Delaware corporation ("Maker"), promises to pay to the order of MARC CROSSMAN ("Payee"), the principal sum of Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars, together with interest thereon as hereinafter set forth on the outstanding principal balance hereof, payable at par without notice or grace in Commerce, California, or at such other location as Payee may from time to time designate.

     The indebtedness evidenced by this Promissory Note (the "Note") shall accrue interest, in arrears, at an annual rate of eight percent (8%) per annum on the outstanding principal balance and such accrued interest shall be payable in equal monthly installments on the first day of each and every succeeding month following execution of this Note and thereafter until the Due Date, as defined herein, or any extension thereof. Interest accruing hereunder shall be calculated based upon a three hundred sixty five (365) days' year and charged based upon the actual number of days elapsed.

       Both principal and any remaining unpaid accrued interest evidenced by this Note shall be due and payable, without demand, on August 14, 2003, which may be made in whole or in part (the "Due Date"); provided, however, Maker may, at its option and sole discretion, at any time prior to the Due Date, extend the date by which both principal and any remaining unpaid accrued interest evidenced by this Note shall be due and payable, without demand, until February 15, 2004, which may be made in whole or in part.

          This Note may be prepaid at any time, in whole, or in part, without penalty or premium.

      As an inducement for Payee to accept from Maker this Note and as collateral security for the payment of any and all indebtedness and liabilities whatsoever of Maker to Payee as evidenced by this Note, the parties hereto shall execute a certain Financing Statement, pursuant to which Maker shall grant to Payee a security interest in One
Hundred and Twenty Five Thousand (125,000) shares of the common stock of the Maker owned by Maker, whose issuance shall be subject to shareholder approval, and a security interest in the all of the assets of the Maker in the amount of this Note (the "Collateral"), which both such Collateral shall be subordinate to any other security interest in such Collateral first perfected on or before the date hereof.

      Following maturity, the indebtedness evidenced by this Note shall bear interest at the highest lawful rate for indebtedness of this character under the then existing laws of the State of California and the United States of America. Following maturity, interest at said highest lawful rate shall accrue on accrued interest as well as principal.

      Failure of the holder of this Note to exercise any rights hereunder or at law, or indulgence granted by the holder hereof from time to time, shall in no event be considered as a waiver of any other right hereunder, including, but not limited to the right to demand the payment of principal and/or interest comprising a portion of the indebtedness evidenced hereby.

      If it is necessary to enforce the payment of this Note through an attorney or by suit, Maker shall pay all attorney's fees and all costs of collection, including, but not limited to court costs, court reporter's charges, postage, delivery service and transportation costs.

      This Note has been executed in the State of California and the laws of said State shall govern the enforcement and construction of this Note.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first written above.


                              MAKER: INNOVO GROUP INC.

                              By: /s/ Samuel J. Furrow, Jr.
                                 --------------------------
                                 Samuel  J.  Furrow, Jr.

                              Its: Chief Executive Officer